Exhibit 99.2

Unaudited Condensed Combined Interim Financial Statements

(In thousands of U.S. dollars, unless otherwise stated)

Shred-it Group

June 28, 2015

Shred-it Group

COMBINED STATEMENTS OF FINANCIAL POSITION

(in thousands of U.S. dollars unless otherwise stated)

	June 28,	December 31,
As at	2015	2014
	(Unaudited)
ASSETS
Current
Cash and cash equivalents	26,369	56,211
Accounts receivable	124,027	97,792
Due from Cintas Corporation	2,151	6,208
Inventories	3,122	1,027
Prepaid expenses and other assets (note 16)	21,833	8,886
Income taxes recoverable	—	3,111

Total current assets	177,502	173,235

Investment in a joint venture	1,245	952
Long-term prepaid expenses	5,347	4,097
Deferred financing fees	710	1,732
Shareholder loans receivable (note 6(b))	2,625	3,307
Property, plant and equipment, net	213,759	221,838
Goodwill (notes 7, 8)	415,008	407,436
Intangible assets, net	357,107	372,356

Total assets	1,173,303	1,184,953

LIABILITIES AND EQUITY
Current
Bank indebtedness (note 10)	10,911	14,263
Accounts payable and accrued liabilities	74,966	52,294
Due to Cintas Corporation	543	10,252
Income taxes payable	3,048	—
Current portion of provisions	8,243	8,169
Deferred revenue	127	557

Total current liabilities	97,838	85,535

Provisions	14,099	13,505
Revolving credit facility (note 9)	152,398	41,646
Long-term debt (note 9)	595,010	406,586
Deferred tax liabilities	78,290	77,792
Other liabilities	1,584	1,476

Total liabilities	939,219	626,540

Commitments and contingent liabilities
Equity
Parent equity	13,938	222,446
Non-controlling interests	220,146	335,967

Total equity	234,084	558,413

Total liabilities and equity	1,173,303	1,184,953

Shred-it Group

COMBINED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

(in thousands of U.S. dollars unless otherwise stated)

	June 28,	June 29,
For the six months ended	2015	2014
	(Unaudited)
Revenues	356,271	230,863
Expenses
Operating expenses (note 14)	269,369	181,612
Depreciation and amortization	48,081	26,321
Loss on disposal of property, plant and equipment	328	—
Stock-based compensation	477	242
Loss on foreign exchange	3,826	1,836
Acquisition, transaction and integration costs (note 15)	22,816	16,333
Share of income of a joint venture	(289)	(250)

Operating income	11,663	4,769
Interest expense, net	8,675	9,846

Income (loss) before income taxes	2,988	(5,077)

Provision for (recovery of) income taxes (note 11)
Current	8,318	4,936
Deferred	876	(617)

	9,194	4,319

Loss from continuing operations	(6,206)	(9,396)

Attributable to:
Parent equity	(7,842)	(14,117)
Non-controlling interests	1,636	4,721

	(6,206)	(9,396)

Discontinued operations
Net income from discontinued operations	—	2,411
Loss on sale of discontinued operations	(373)	—

Net loss	(6,579)	(6,985)

Combined statement of other comprehensive income
Other comprehensive income (loss)
Foreign currency translation	(9,764)	17,338

Other comprehensive income (loss) from continuing operations	(9,764)	17,338
Other comprehensive loss from discontinued operations	—	78

Total other comprehensive income (loss)	(9,764)	17,416

Attributable to:
Parent equity	(5,707)	18,077
Discontinued operations	—	78
Non-controlling interests	(4,057)	(739)

	(9,764)	17,416

Total comprehensive income (loss)	(16,343)	10,431

Shred-it Group

COMBINED STATEMENTS OF CHANGES IN EQUITY

(in thousands of U.S. dollars unless otherwise stated)

For the six months ended			Foreign		Total	Non-
June 29, 2014		Contributed	currency		Parent	controlling	Total
and June 28, 2015	Capital	surplus	translation	Deficit	Equity	interests	equity
	(Unaudited)
As at December 31, 2013	13,915	2,056	4,432	(74,901)	(54,498)	—	(54,498)
Income (loss) from continuing operations	—	—	—	(14,117)	(14,117)	4,721	(9,396)
Income from discontinued operations	—	—	—	2,411	2,411	—	2,411
Other comprehensive income (loss) from continuing operations	—	—	18,077	—	18,077	(739)	17,338
Other comprehensive income from discontinued operations	—	—	78	—	78	—	78
Issuance of share capital	283,393	—	—	—	283,393	—	283,393
Shredding Transaction	—	—	—	—	—	336,000	336,000
Redemption	(756)	—	—	(379)	(1,135)	—	(1,135)
Stock-based compensation	—	(2,056)	—	(4,812)	(6,868)	—	(6,868)

As at June 29, 2014	296,552	—	22,587	(91,798)	227,341	339,982	567,323

As at December 31, 2014	296,552	2,252	(712)	(75,646)	222,446	335,967	558,413
Income (loss) from continuing operations	—	—	—	(7,842)	(7,842)	1,636	(6,206)
Loss on sale of discontinued operations	—	—	—	(373)	(373)	—	(373)
Other comprehensive loss from continuing operations	—	—	(5,707)	—	(5,707)	(4,057)	(9,764)
Redemption	(137)	—	—	(111)	(248)	—	(248)
Stock-based compensation	—	477	—	—	477	—	477
Cash distribution	—	—	—	(194,815)	(194,815)	(113,400)	(308,215)

As at June 28, 2015	296,415	2,729	(6,419)	(278,787)	13,938	220,146	234,084

Shred-it Group

COMBINED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars unless otherwise stated)

	June 28,	June 29,
For the six months ended	2015	2014
	(Unaudited)
OPERATING ACTIVITIES
Loss from continuing operations	(6,579)	(9,396)
Income from discontinued operations	—	2,411

Net loss after tax	(6,579)	(6,985)
Add (deduct) non-cash items
Depreciation and amortization	48,081	26,321
Depreciation and amortization from discontinued operations	—	418
Loss on disposal of property, plant and equipment	328	—
Stock-based compensation	477	840
Unrealized foreign exchange loss	7,360	5,064
Non-cash interest	(55)	5,150
Share of income of a joint venture	(289)	(250)
Deferred income taxes	876	(617)

	50,199	29,941
Net change in non-cash working capital balances related to operations	(24,482)	18,012

Cash provided by operating activities	25,717	48,953

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(22,491)	(10,243)
Proceeds on disposal of property, plant and equipment	1,058	264
Dividends received	—	1,029
Business acquisitions (note 4)	(22,009)	(199,856)

Cash used in investing activities	(43,442)	(208,806)

FINANCING ACTIVITIES
Proceeds from long-term debt	188,424	406,095
Proceeds from revolver loan	110,752	—
Repayment of long-term debt	—	(202,500)
Cash distribution to partners (note 9)	(308,215)	—
Stock options settlement	—	(826)
Repayment of shareholder loans receivable	682	—
Redemptions	(248)	—

Cash provided by (used in) financing activities	(8,605)	202,769

Effect of exchange rate changes on cash and cash equivalents	(160)	(1,100)
Net increase (decrease) in cash and cash equivalents during the period	(26,490)	40,816
Cash and cash equivalents, beginning of period	41,948	7,821

Cash and cash equivalents, end of period	15,458	48,637

Supplemental cash flow information
Interest paid	7,804	3,872
Income taxes paid, net of refunds	1,169	896
Cash and cash equivalents	26,369	52,184
Bank indebtedness	(10,911)	(3,547)

Cash and cash equivalents, end of period	15,458	48,637

Shred-it Group

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands of U.S. dollars unless otherwise stated)

1.	CORPORATE REORGANIZATION

Shred-it International Inc. (the “Company” or “Shred-it”), and prior to June 2, 2015, formerly known as Shred-it International GP Inc.(“SII GP”), is one of the entities within the group of entities which includes Boost Holdings LP (‘‘Boost Holdings’’), Boost GP Corp. (‘‘Boost GP’’) and Shred-it JV LP (the ‘‘Partnership’’), that comprises the ‘‘Shred-it Group’’, and which the Birch Hill Group collectively controls.

The interim condensed combined financial statements have been prepared to include the financial results of SII GP, Boost Holdings, Boost GP and the Partnership (individually, the “Combined Entities”). Prior to a reorganization that took place in March 2014 (the “Reorganization”), the Shred-it Group operated through a predecessor entity, Shred-it International Inc. (now Shred-it International ULC) (“Predecessor SII”) and its wholly-owned subsidiaries. Accordingly, prior to the Reorganization, the combined financial statements include the consolidated results of Predecessor SII. SII GP, Boost Holdings, Boost GP and the Partnership were formed in connection with the Reorganization and Predecessor SII was transferred to the Partnership.

The Partnership provides secure information destruction services. The Partnership’s registered office is located at 2794 South Sheridan Way, Oakville, Ontario, L6J 7T4.

These combined financial statements were approved by the Board of Directors of the Company and authorized for issue on August 11, 2015.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The interim condensed combined financial statements for the six months ended June 28, 2015 and June 29, 2014 have been prepared in accordance with IAS 34 Interim Financial Reporting (“IAS 34”).

The interim condensed combined financial statements, notes and tabular amounts are presented in US dollars and all values are rounded to the nearest thousand (000s) unless otherwise indicated.

The interim condensed combined financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Shred-it Group’s annual financial statements for the year ended December 31, 2014.

Significant accounting policies

The accounting policies adopted in the preparation of the interim condensed combined financial statements are consistent with those followed in the preparation of the Shred-it Group’s annual combined financial statements for the year ended December 31, 2014.

In addition as noted in note 10(iv), the Shred-it Group has designated certain long-term debt as a hedge of its net investments in a foreign operation. The portion of gains or losses on the hedging instrument that is determined to be an effective hedge is recognized in other comprehensive loss, while the ineffective portion is recorded in net loss. The amounts recognized in other comprehensive loss are reclassified in net loss when corresponding exchange gains or losses arising from the translation of the foreign operations are recorded in net income.

3.	SEGMENT REPORTING

The following tables present revenue and earnings information for the Shred-it Group’s operating segments for the six months ended June 28, 2015 and revenue and earnings information for the six month period June 29, 2014, respectively:

			Adjustments
2015	North America	ROW	and Eliminations	Total
	$	$	$	$
Revenue from external customers	298,445	56,690	1,136	356,271

Operating expenses	195,198	37,785	36,386	269,369
Loss on disposal of property, plant & equipment	—	—	328	328
Stock based compensation	—	—	477	477
Income from a joint venture	—	(289)	—	(289)

Earnings before the undernoted	103,247	19,194	(36,055)	86,386
Acquisition, transaction and integration costs	—	—	22,816	22,816
Loss on foreign exchange	—	—	3,826	3,826

	103,247	19,194	(62,697)	59,744
Depreciation and amortization	—	—	48,081	48,081
Interest expense and other-net	—	—	8,675	8,675

Earnings before taxes and discontinued operations	103,247	19,194	(119,453)	2,988

			Adjustments
2014	North America	ROW	and Eliminations	Total
	$	$	$	$
Revenue from external customers	180,628	47,096	3,139	230,863

Operating expenses	122,812	31,268	27,532	181,612
Stock based compensation	—	—	242	242
Income from a joint venture	—	(250)	—	(250)

Earnings before the undernoted	57,816	16,078	(24,635)	49,259
Acquisition, transaction and integration costs	—	—	16,333	16,333
Gain on foreign exchange	—	—	1,836	1,836

	57,816	16,078	(42,804)	31,090
Depreciation and amortization	—	—	26,321	26,321
Interest expense and other, net	—	—	9,846	9,846

Earnings before taxes and discontinued operations	57,816	16,078	(78,971)	(5,077)

4.	ACQUISITIONS

(a) 2015 business acquisitions

Franchise acquisitions

The following franchise acquisitions were completed in the six months ended June 28, 2015:

On January 26, 2015, the Partnership acquired 100% of the assets of Southeastern New England Data Destruction, LLC. based in Providence, Rhode Island.

On March 16, 2015, the Partnership acquired 100% of the assets of Rod Inc. and United Baling, Inc. based in Burlington, North Carolina.

On April 27, 2015, the Partnership acquired 100% of the assets of Drake Wisconsin, LLC based in Madison, Wisconsin.

The preliminary fair value of the assets acquired and liabilities assumed, relating to the franchise acquisitions noted above are summarized as follows:

$
Accounts receivable	909
Prepaid expenses	56
Property, plant and equipment	2,368
Customer lists	6,643
Franchise rights	897
Goodwill	11,136

22,009

All acquisitions were accounted for as business combinations using the acquisition method with the results of operations consolidated with those of the Partnership from the date of acquisition. The Partnership acquired these businesses as they provide similar document destruction and recycling services.

Allocation of purchase price for the franchise acquisitions was based on preliminary estimates of the fair value of the net assets acquired and is subject to adjustment as additional information becomes available to the Partnership. The purchase price allocation of the franchises is subject to finalization of the assessment of the fair value of the intangible assets and Goodwill.

Goodwill represents the expected operational synergies with the acquiree and/or intangible assets that do not qualify for separate recognition. Generally, goodwill arising from asset acquisitions is deductible for tax purposes.

(b) 2014 business acquisitions

Cintas acquisition

On April 30, 2014, the Partnership acquired the Cintas document shredding business which has been accounted for as a business acquisition. As consideration, the Partnership issued 14,900 Class A Common LP units and 18,700 Class B Common LP Units, valued at $336,000, representing 42% of the Partnership’s units and $186,755 in cash. As part of the transaction, the Partnership and Cintas entered into an Investors Agreement which specifies that if a qualified monetizing event of the Partnership has not occurred within five years of the date of the agreement, i.e. April 30, 2014, Cintas has the right to sell all but not less than all of the Partnership Units owned by it to the other investors at fair market value. The Partnership does not have a liability associated with this put option as they are not required to purchase the Cintas’s Partnership Units. If the other investors reject the put offer the Partnership is responsible for initiating the sale process only and is under no obligation to acquire Cintas’s Partnership Units in the event the put option is exercised.

Franchise acquisitions

On June 16, 2014, the Partnership acquired 100% of the assets Virginia Shredders Inc. based in Norfolk and Richmond, Virginia.

The preliminary fair value of the assets acquired and liabilities assumed, relating to Cintas and franchise acquisitions noted above are summarized as follows:

$
Accounts receivable	43,462
Prepaid expenses	935
Property, plant and equipment	105,494
Goodwill	401,960
Accrued liabilities	(15,995)

535,856

5.	PROPERTY, PLANT AND EQUIPMENT

During the six months ended June 28, 2015, the Shred-it Group acquired property, plant and equipment with a cost of $22,491, (six months ended June 29, 2014 — $10,243), excluding property, plant and equipment acquired through a business combination (note 4).

During the six months ended June 28, 2015, the Shred-it Group disposed of property, plant and equipment with net book value of $1,386 (six months ended June 29, 2014 — $264). There was no impairment charge recorded.

6.	RELATED PARTY TRANSACTIONS

(a)	The Partnership entered into certain transactions with Cintas, as part of the Transition Services Agreement (“TSA”) which will expire on September 30, 2015. These transactions are at the exchange amounts, as agreed upon with Cintas. The purpose of the TSA is for the Partnership to obtain Cintas’s support for integration of the acquired Cintas shredding business. During the six months June 28, 2015, the Partnership incurred TSA related costs of $7,206 (six months ended June 29, 2014 — $1,765). The amounts due to Cintas are based on 30 day terms of repayment.

The Partnership provided shredding services to Cintas and earned revenue of $57 in the six months ended June 28, 2015 (six months ended June 29, 2014 — $116). Also, Cintas sold other products and services to the Partnership for $952 (six months ended June 29, 2014 — $334).

(b)	As at January 1, 2014, shareholder loans receivable were comprised of share purchase financing made by Predecessor SII to certain employees and independent members of the Board of Directors of Predecessor SII, which was provided in a mix of Canadian funds and U.S. funds. The loans were collateralized by common shares and special shares of Predecessor SII and were bearing interest at the rate of 4% per annum, calculated monthly, with such interest added to the principal amount of the loans. The loans were due at the earlier of the disposition of all of the shares and five years from the date of issue.

As part of the Reorganization, the special and common shares of Predecessor SII were ultimately exchanged for common units of the Partnership. As well, employees elected to receive a cash payment net of applicable withholding taxes and any outstanding Predecessor SII shareholder loans in exchange for the settlement of stock options.

As at June 28, 2015, shareholder loans receivable of $2,625 (December 31, 2014 — $3,307) were outstanding. These loans are collateralized by 30,089 Boost Holdings units (December 31, 2014 — 41,732) and bear interest at the rate of 4% per annum, calculated monthly, with such interest added to the principal amount of the loans. The loans are repayable on or before April 30, 2019. Interest income of $55 was recognized in the six months ended June 28, 2015 (six months ended June 29, 2014 — $103).

(c)	As at January 1, 2014, Predecessor SII had amounts Due to shareholders including subordinated Class A promissory grid notes (promissory notes) due to shareholders and Class A and B special shares of Predecessor SII. The promissory notes were denominated in Canadian dollars, bearing interest at fixed rates ranging from non-interest bearing to 13.3% since inception and were to mature upon a liquidation event or in June 2024.

As part of the Reorganization, the promissory notes, and related interest, and special shares of Predecessor SII, were ultimately exchanged for common units of the Partnership. Interest expense of $5,127 was recognized in the six months ended June 29, 2014.

(d)	For the six months ended June 28, 2015, the Partnership paid $102 ($175 for the six months ended June 28, 2014) as management fees to Birch Hill Equity Partners Management Inc.

(e)	The compensation expense associated with key management and members of the Board of Directors for services was included in employee salaries and benefits as follows:

	June 28,	June 29,
	2015	2014
	$	$
Salaries and other short term employee benefits	2,621	3,127
Stock-based compensation	333	5,023

	2,954	8,150

7.	GOODWILL

Goodwill consists of the following:

$
Balance at December 31, 2014	407,436
Goodwill related to 2015 acquisitions (note 4)	11,136
Effect of change in currency translation rates	(3,564)

Balance at June 28, 2015	415,008

8.	GOODWILL AND INDEFINITE LIFE INTANGIBLE ASSET IMPAIRMENT

The Partnership performed its annual impairment test in December and when circumstances indicate the carrying value may be impaired. The Partnership’s impairment test for goodwill and intangible assets with indefinite lives is based on value-in-use calculations. The key assumptions used to determine the recoverable amount for the different cash generating units were disclosed in the annual combined financial statements for the year ended December 31, 2014. There were no indicators of impairment since December 2014.

Sensitivity to changes in assumptions

With regard to the assessment of value-in-use there are no significant changes to the sensitivity information disclosed in the annual combined financial statements for the year ended December 31, 2014.

9.	LONG-TERM DEBT

The following table presents the key components of long-term debt, net of deferred financing fees on the drawn portion of long-term debt:

	June 28,	December 31,
	2015	2014
	$	$
New term credit facility, due April 30, 2019	595,010	406,586
Revolving credit facility	152,398	41,646

	747,408	448,232

The following table presents the unamortized deferred financing fee on the drawn portion of long-term debt:

	June 28,	December 31,
	2015	2014
	$	$
New term credit facility, due April 30, 2019	4,990	3,414
Revolving credit facility	1,128	354

	6,118	3,768

On May 22, 2015, the Partnership amended the New term credit agreement (‘‘Amended and Restated Credit Agreement’’) to increase the New term credit facility by $190,000 and to increase the consolidated leverage ratios. The Partnership accounted for the amendment as a modification and accordingly, adjusted the carrying amount of the New term credit facility to adjust for the additional loan amount of $190,000 and fees and transaction costs of approximately $1,990 incurred and no gain or loss was recognized. Differences in present value arising as a result of the modification are recognized as an adjustment to the effective interest rate and amortized over the remaining life of the modified New term credit facility.

In addition, the Partnership had drawn $111,526 from its existing Revolving credit facility during the six months ended June 28, 2015.

The proceeds were used as a distribution to the equity holders of the Shred-it Group.

Capital management

The Shred-it Group monitors capital using consolidated leverage and interest coverage ratios. Under the Partnership’s Amended and Restated Credit Agreement, the Partnership is required to maintain: (a) a consolidated leverage ratio of less than 4.25 for all quarters ending up to and including March 31, 2017 and less than 4.0 for all quarters ended thereafter; and (b) a consolidated interest coverage ratio not less than 2.0.

10.	FINANCIAL RISK MANAGEMENT

Risk overview

The Shred-it Group is exposed to credit risk, liquidity risk, interest rate risk and foreign currency rate risk. The Shred-it Group’s primary risk management objective is to protect its income and cash flows and, ultimately, shareholder value. Risk management strategies, as discussed below, are designed and implemented to ensure the Shred-it Group’s risks and the related exposures are consistent with its business objectives and risk tolerance.

(i)	Credit risk

Credit risk represents the financial loss that the Shred-it Group would experience if a counterparty to a financial instrument, in which the Shred-it Group has an amount owing from the counterparty, failed to meet its obligations in accordance with the terms and conditions of its contracts with the Shred- it Group.

The Shred-it Group’s credit risk is primarily attributable to its accounts receivable. The amounts disclosed in the combined statements of financial position are net of allowances for doubtful accounts, estimated by the Shred-it Group’s management based on prior experience and their assessment of the current economic environment. The Shred-it Group establishes an allowance for doubtful accounts that represents its estimate of incurred losses in respect of accounts receivable. The main components of this allowance are a specific loss component that relates to individually significant exposures and an overall loss component established based on historical trends. As at June 28, 2015, the Shred-it Group had accounts receivable of $131,086 (December 31, 2014 — $103,002) gross of an allowance for doubtful accounts of $7,059 (December 31, 2014 — $5,210). As at June 28, 2015, $16,671 (December 31, 2014 — $12,201) of accounts receivable are considered past due. The Shred-it Group believes that its allowance for doubtful accounts is sufficient to reflect the related credit risk associated with the Shred-it Group’s accounts receivable.

The Shred-it Group believes that the concentration of credit risk of accounts receivable is limited due to its broad customer base, dispersed across varying industries and geographic locations.

The Shred-it Group has established various internal controls designed to mitigate credit risk and has also established procedures to suspend the availability of services when customers have fully utilized approved credit limits or have violated established payment terms.

While the Shred-it Group’s credit controls and processes have been effective in managing credit risk, these controls cannot eliminate credit risk and there can be no assurance that these controls will continue to be effective or that the Shred-it Group’s current credit loss experience will not continue.

(ii)	Liquidity risk

Liquidity risk is the risk that the Shred-it Group will not be able to meet its financial obligations as they fall due. The Shred-it Group manages liquidity risk through the management of its capital structure and financial leverage. It also manages liquidity risk by continuously monitoring actual and projected cash flows to ensure that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Shred-it Group’s reputation. As at June 28, 2015, the undrawn portion of the Shred-it Group’s Revolving credit facility was approximately $96,474 (December 31, 2014 — $208,000), excluding letters of credit of $14,722 (December 31, 2014 — $14,722).

The table below summarizes the maturity profile of the Shred-it Group’s financial liabilities based on contractual undiscounted payments as at June 28, 2015:

	Carrying	Contractual
	amount	cash flows	Yr 1	2-3 yrs	4-5 yrs	Thereafter
Bank indebtedness	10,911	10,911	10,911	—	—	—
Accounts payable and accrued liabilities	74,966	74,966	74,966	—	—	—
New term credit facility	600,000	600,000	—	—	600,000	—
New revolving credit facility	153,526	153,526	—	—	153,526

	839,403	839,403	85,877	—	753,526	—

(iii)	Interest rate risk

The Shred-it Group’s interest rate risk arises from long-term borrowings. Borrowings issued at variable rates expose the Shred-it Group to cash flow interest rate risk.

As at June 28, 2015, if interest rates decreased or increased by 1%, with all other variables held constant, income before income taxes would be impacted by $2,537.

(iv)	Foreign currency rate risk

Foreign currency rate risk is the risk that the fair value of future cash flows will fluctuate because of the changes in foreign exchange rates. The Shred-it Group’s exposure to the risk of changes in foreign exchange rates relates primarily to the Shred-it Group’s operating activities, specifically, when revenue or expense is denominated in a different currency from the functional currency and the Shred-it Group’s net investments in foreign subsidiaries.

The Shred-it Group operates in the Canadian, U.S., U.K., Eurozone, South African, Singapore, Australian and the United Arab Emirates markets and is exposed to unpredictable foreign exchange rate changes.

Effective January 1, 2015 management implemented a net investment hedge to minimize the foreign exchange translation impact in the income statement resulting from US dollar (“USD”) denominated bank indebtedness in Shred-it International ULC, which has a functional currency of Canadian dollars. Included in bank indebtedness in Shred-it International ULC, at June 28, 2015, was a borrowing of $55,929, which was designated as a hedge of the net investment in the US subsidiary, Shred-it USA JV LLC, which has the USD as its functional currency. During the six months ended June 28, 2015, a loss of $3,224 on the translation of this borrowing was transferred to other comprehensive income to offset the losses on translation.

As at June 28, 2015, if the following foreign exchange relationships weakened or strengthened by 1% against the U.S. dollar, with all other variables held constant, other comprehensive income (loss) for the six months ended June 28, 2015 would have been higher or lower as follows:

$
Canadian dollar	2,735
Pounds sterling	160
Euro	370

11.	INCOME TAXES

The Shred-it Group calculates the income tax expense for the 6 months ended using the tax rate that would be applicable to the expected total annual earnings. The major components of income tax expense in the interim condensed statement of profit or loss are:

	June 28,	June 29,
	2015	2014
	$	$
Current income tax expense:
Based on taxable income of the current year	5,061	2,957
Adjustments in respect of prior years	—	1,835
US branch tax	3,201	—
Other, if applicable	56	144

	8,318	4,936

Deferred income tax expense (recovery):
Origination and reversal of temporary differences	(4,951)	(4,878)
Impact of change in tax rates/new tax laws	—	—
Adjustments in respect of prior years	—	1,712
Change in realizability of deferred tax assets	1,128	260
Change in outside basis of partnership interest	4,699	2,289

	876	(617)

Income tax expense	9,194	4,319

12.	STOCK-BASED COMPENSATION

During the six months ended June 28, 2015, the Company recognized stock-based compensation expense of $477, which included two new grants of a total of 250 Options to acquire Class C Special Shares of Boost GP Corp (“2015 Grant”).

The key assumptions for the 2015 Grant were as follows:

Risk-free rate	0.66%
Expected dividend yield	0.00%
Expected volatility (based on publicly traded competitors)	19.50%
Fair value/option	$531

The table below summarizes the stock-based compensation activity during the six months ended June 28, 2015:

	Class C Options	Class D Options
	Special Shares of	Special Shares of	Class C units of	Class D units of
	Boost GP Corp.	Boost GP Corp.	the Partnership	the Partnership
Outstanding at December 31, 2014	—	6,430	4,450	3,535
Granted	250	—	—	—
Exercised	—	—	—	(118)
Forfeited	—	—	(300)	(7)

Outstanding at June 28, 2015	250	6,430	4,150	3,410

During the six months ended June 28, 2014, the Company recognized approximately $840 of Stock-based compensation expense under the Original Plan ($598 presented under Acquisition, transaction and integration costs). In addition, due to the settlement of stock options under the Original Plan and SII Director Option Plan, $4,812 was recognized as a reduction in Equity (Deficit), representing the excess of the payment upon exercise over the fair value of the grants.

13.	DISCONTINUED OPERATIONS

During the six months ended June 28, 2015, the Shred-it Group made a payment to Iron Mountain Canada Operations ULC as part of a working capital adjustment pursuant to the sale of the RM business on December 1, 2014.

14.	OPERATING EXPENSES

	June 28,	June 29,
	2015	2014
	$	$
Employment costs	173,151	113,656
Transport costs	43,811	30,744
Rent and occupancy	16,528	10,890
General administrative and other expenses	35,879	26,322

Total operating expenses	269,369	181,612

15.	ACQUISITION, TRANSACTION AND INTEGRATION COSTS

The Shred-it Group incurred legal, professional and other costs relating to various business acquisitions. In addition, the Shred-it Group incurred costs relating to the integration activities of the acquired businesses. The activities included the closure of redundant facilities, rebranding and marketing, legal and professional fees, and the conversion to the Shred-it Group’s financial information systems.

16.	PREPAIDS AND OTHER ASSETS

During the six months ended June 28, 2015, the partnership incurred $15,300 in costs related to an Initial Public Offering (the “IPO”). These costs were to be deferred on the statement of financial position until the equity instruments were issued at which point these costs were to be deducted from equity. On July 15, 2015, in connection with the definitive sale agreement (note 17), the IPO process was abandoned and these costs were subsequently expensed.

17.	SUBSEQUENT EVENTS

On July 6, 2015, the Partnership acquired 100% of the assets of Seattle, Washington based franchise.

On July 15, 2015, the Shred-it Group entered into a definitive sale agreement to be acquired by Stericycle, Inc. for $2.3 billion. The transaction had been unanimously approved by the Boards of Directors of both companies. Upon closing, the entities within the Shred-it Group will become wholly owned subsidiaries of Stericycle. The acquisition is expected to close in the fourth quarter of 2015.

Upon closing, the unvested options under the various stock based compensation plans will become fully vested. Subsequently, all options will be exercised and settled for an approximate $81,000 cash payment.